Exhibit 5.1


NEWMAN, POLLOCK & KLEIN, LLP
2101 NW Corporate Blvd.
Suite 414
Boca Raton, FL 33496

March 31, 2004

Combined Opinion and Consent
THE QUANTUM GROUP, INC.
12230 Forest Hill Boulevard
Suite 157
Wellington, FL 33414

         Re: Re: Registration Statement on Form S-8

Gentlemen:

We have acted as special counsel to The Quantum Group, Inc. (the "Company"), a corporation incorporated under the laws of the State of Nevada. In such capacity, we have assisted in the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Act") of the Company's Registration Statement on Form S-8 (the "Registration Statement") covering an aggregate of 5 million shares of common shares (each, a "Share") in the capital of the Company issuable pursuant to the Company's 2003 Incentive Equity & Option Plan (the "2003 Plan").

We have examined originals or copies, certified or otherwise identified to our satisfaction of the resolutions of the directors of the Company with respect to the matters herein. We have also examined such statutes and public and corporate records of the Company, and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have, for the purposes of this opinion, assumed the genuineness of all signatures examined by us, the authenticity of all documents and records submitted to us as originals and the conformity to all original documents of all documents submitted to us as certified, photostatic or facsimile copies.

Based upon and subject to the foregoing, and subject also to the qualifications hereinafter expressed, we are of the opinion that: (1) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Nevada; (2) Each Share to be issued by the Company and sold pursuant to the Registration Statement will be, when issued pursuant to the terms of the 2003 Plan, validly issued, fully paid and non-assessable. It is also our opinion that any Shares issued to persons who are not "affiliates" of the Company as defined in Rule 144 ("RULE 144") promulgated under the 1933 Act may be issued without transfer restrictions or legends because the Shares are not "restricted securities" within the meaning of Rule 144. Any Shares issued to "affiliates" of the Company may be resold only in accordance with Rule 144 and therefore the certificates evidencing such Shares should bear appropriate restrictive legends.

We have attorneys admitted to practice in Florida, but not admitted to practice in the State of Nevada. However, we are generally familiar with the General Corporation Law of the State of Nevada (the "NGCL") as presently in effect and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation.

This opinion letter is limited to the current federal laws of the United States and, to the limited extent set forth above, the NGCL, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

This opinion is being furnished solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission, and we hereby consent to the use of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended. This opinion may not be relied upon, used by or distributed to any person or entity for any other purpose without our prior written consent.

Very truly yours,

NEWMAN, POLLOCK & KLEIN, LLP

By: /s/ Jeffrey G. Klein
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NEWMAN, POLLOCK & KLEIN, LLP